UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) January 27, 2005
A. T. CROSS COMPANY (Exact name of registrant as specified in its charter)
Rhode Island (State or other jurisdiction of incorporation)	1-6720 (Commission File Number)	05-0126220 (IRS Employer Identification No.)
One Albion Road, Lincoln, Rhode Island (Address of principal executive offices)	02865 (Zip Code)
Registrant's telephone number, including area code (401) 333-1200
N/A (Former name or former address if changed since last report.)

Item 2.02 Results of Operations and Financial Condition.

On January 27, 2005, the registrant issued the following press release updating its outlook for fiscal 2004, which ended on January 1, 2005.
CONTACTS:	David G. Whalen President and Chief Executive Officer 401-333-1200
Investor Relations: Financial Dynamics Cara O'Brien/Melissa Myron/Rachel Albert 212-850-5600

FOR IMMEDIATE RELEASE

A.T. CROSS COMPANY UPDATES 2004 OUTLOOK

Lincoln, RI - January 27, 2005 - A.T. Cross Company (AMEX: ATX) today updated its outlook for fiscal 2004, which ended on January 1, 2005.

The Company expects to report annual revenue growth between 2% and 3% for 2004, which is in line with its previous guidance of a low single digit increase. However, due primarily to lower than anticipated gross profit margins, the Company now expects to report a net loss for fiscal year 2004 in the range of $900,000 to $1.4 million, compared to the Company's previous guidance of achieving approximately breakeven reported earnings. The lower margins are primarily attributable to provisions for inventory obsolescence in the quality writing instrument and accessories segment.

David G. Whalen, President and Chief Executive Officer of A.T. Cross said, "We are encouraged by our fourth quarter top line growth, particularly in the important holiday season. Our quality writing instrument business grew by approximately 3% and our Costa Del Mar business generated an increase in excess of 30%. This growth was accomplished while operating expenses were reduced well below last year's level. The inventory reserve actions taken in the quarter will result in a more focused product offering for 2005."

The Company currently plans to release its full financial results on February 16, 2005 and host a conference call to discuss these results on February 17, 2005.

About A.T. Cross Company
Building on the rich tradition of its award-winning writing instruments and reputation for innovation and craftsmanship, A.T. Cross Company is a designer and marketer of branded personal and business accessories. Cross provides a range of distinctive products that appeal to a growing market of consumers seeking to enhance their image and facilitate their lifestyle. A.T. Cross products, including award-winning quality writing instruments, timepieces, business accessories and Costa Del Mar sunglasses, are distributed in retail and corporate gift channels worldwide. For more information, visit the A.T. Cross web site at www.cross.com.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including statements relating to the anticipated final report of annual revenue growth, the anticipated gross profit margins, and other items to be reported in the Company's results for 2004). In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to the uncertainty relating to reporting unaudited financial results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of January 27, 2005. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

A. T. CROSS COMPANY (Registrant)
Date: January 27, 2005	DAVID G. WHALEN (David G. Whalen) President and Chief Executive Officer